Exhibit 99.2

Amendment to Second Amended and Restated of By-Laws
Greif, Inc.

Article I, Section 4. Place of Meetings is amended to include additional underlined language as follows:

"Meetings of stockholders shall be held in Delaware County, Ohio, at the principal office of the Corporation in that County unless the Board of Directors determines that a meeting shall be held at some other place within or without the State of Delaware, or determines that a meeting shall be held by means of remote communication and causes the notice thereof to so state."